200 Connell Drive

Berkeley Heights, NJ 07922

Genasense® Clinical Data in Patients with Advanced Melanoma and Chronic
Lymphocytic Leukemia to be Presented at ECCO Meeting in Barcelona

BERKELEY HEIGHTS, NJ – September 13, 2007 – Genta Incorporated (Nasdaq: GNTA) announced that new clinical data from the Company’s programs for Genasense® (oblimersen) in melanoma and chronic lymphocytic leukemia (CLL) will be featured in presentations at the 14th European Cancer Conference, ECCO 14. The conference, sponsored by the Federation of European Cancer Societies (FECS), will take place in Barcelona, Spain from September 23-26, 2007.

FECS represents more than 40,000 experts involved in cancer research, treatment, and care. Under the banner “Cancer in Europe: Sharing the Responsibilities”, ECCO 14 provides the largest ever multidisciplinary forum for discussing the entire spectrum of cancer research and management, with an emphasis on translating science into better clinical practice. ECCO 14 is overseen by Dr. John F. Smyth, President of FECS, and Chair of Medical Oncology, University of Edinburgh Medical School; Dr. José Baselga, Vice President of FECS, and Chairman and Professor of Medicine, Vall d’Hebron University Hospital, Barcelona; and Dr. Alexander Eggermont, Chair of the ECCO 14 Scientific Committee, President of the European Organization on Research and Treatment of Cancer (EORTC), and Professor of Medicine at the Daniel den Hoed Cancer Center, Erasmus University, Rotterdam.

Titles, dates, and times of the Genasense presentations are as follows:

A Phase 1-2 study to determine the feasibility and efficacy of the triple combination of oblimersen, Abraxane®, and temozolomide (Temodar®) in metastatic melanoma. Oral session: Sept. 26; 09:00-10:45

Oblimersen plus fludarabine/cyclophosphamide significantly increases complete remission and overall survival in non-refractory patients with relapsed chronic lymphocytic leukemia (CLL): results from a prospective randomized Phase 3 trial. Oral session: Sept 26; 09:00-11:00.

Paired intra-patient pharmacokinetic study of oblimersen in combination with dacarbazine in metastatic melanoma. Poster session: Sept. 25; 14:00-17:00.

About Genasense in Advanced Melanoma and Chronic Lymphocytic Leukemia

Genasense, Genta’s lead anticancer drug, is a novel targeted therapy that blocks the production of Bcl-2, a protein that appears to be a fundamental cause of cancer treatment resistance. By knocking down Bcl-2, Genasense may enhance the effectiveness of chemotherapy in patients with advanced melanoma and CLL.

About Genta

Genta Incorporated is a biopharmaceutical company with a diversified product portfolio that is focused on delivering innovative products for the treatment of patients with cancer. The Company’s research platform is anchored by two major programs that center on oligonucleotides (RNA- and DNA- based medicines) and small molecules. Genasense® (oblimersen sodium) Injection is the Company’s lead compound from its oligonucleotide program. The leading drug in Genta’s small molecule program is Ganite® (gallium nitrate injection), which the Company is exclusively marketing in the U.S. for treatment of symptomatic patients with cancer related hypercalcemia that is resistant to hydration. Genta is partnered with IDIS (www.idispharma.com) on a program whereby both Ganite® and Genasense® are available on a “named-patient” basis in countries outside the United States. For more information about Genta, please visit our website at: www.genta.com.

Safe Harbor

This press release may contain forward-looking statements with respect to business conducted by Genta Incorporated. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Forward-looking statements include, without limitation, statements about:

•	the Company’s ability to obtain necessary regulatory approval for Genasense® from the U.S. Food and Drug Administration (“FDA”) or European Medicines Agency (“EMEA”);
•	the safety and efficacy of the Company’s products or product candidates;
•	the Company’s assessment of its clinical trials;
•	the commencement and completion of clinical trials;
•	the Company’s ability to develop, manufacture, license and sell its products or product candidates;
•	the Company’s ability to enter into and successfully execute license and collaborative agreements, if any;
•	the adequacy of the Company’s capital resources and cash flow projections, and the Company’s ability to obtain sufficient financing to maintain the Company’s planned operations;
•	the adequacy of the Company’s patents and proprietary rights;
•	the impact of litigation that has been brought against the Company and its officers and directors and any proposed settlement of such litigation; and
•	the other risks described under Certain Risks and Uncertainties Related to the Company’s Business, as contained in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

The Company does not undertake to update any forward-looking statements. There are a number of factors that could cause actual results and developments to differ materially. For a discussion of those risks and uncertainties, please see the Company’s Annual Report on Form 10-K for 2006 and its most recent quarterly report on Form 10-Q.

CONTACT:

For Genta Incorporated

Tara Spiess

TS Communications Group, LLC

(908) 286-3980

info@genta.com